Exhibit 23(j)

                      Consent of PricewaterhouseCoopers LLP

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 20, 2007, relating to the financial statements and financial highlights which appear in the December 31, 2006 Annual Report to Shareholders of The Phoenix Edge Series Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Holdings Information", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

Boston, Massachusetts
April 27, 2007